                        EIGHTH AMENDMENT AND RESTATEMENT
                                     OF THE
                            LAMALIE ASSOCIATES, INC.
                              PROFIT SHARING TRUST

                        EIGHTH AMENDMENT AND RESTATEMENT
                                     OF THE
                            LAMALIE ASSOCIATES, INC.
                              PROFIT SHARING TRUST

                               Table of Contents
                               -----------------

                                                      Page
Article               Title                          Number
-------               -----                          ------
I                   Definitions                        1

II                  Name of Trust                      2

III                 Establishment of Trust Fund        2

IV                  Trust Administration               3

V                   Investment Managers                5

VI                  Investment of Trust Fund           6

VII                 Expenses of Administration
                    of Plan and Trust Fund             8

VIII                Amendment and Termination          8

IX                  Acceptance of Trust               10

X                   Miscellaneous                     10

                        EIGHTH AMENDMENT AND RESTATEMENT
                                     OF THE
                            LAMALIE ASSOCIATES, INC.
                              PROFIT SHARING TRUST



     THIS AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST (the "Agreement") is made and entered into this 14th day of November, 1985, by and between LAMALIE ASSOCIATES, INC. (the "Company") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION (the "Trustee").



                                  WITNESSETH:
                                  ----------

     WHEREAS, the Company has previously adopted the Lamalie Associates, Inc. Profit Sharing Trust, which has been amended from time to time (as amended, the "Trust"); and

     WHEREAS, pursuant to Article VIII of the Trust, the Company is authorized and empowered to amend the Trust; and

     WHEREAS, the Company deems it advisable and in the best interests of the Participants to amend the Trust to reflect changes made to applicable law by recent Acts of Congress and other desired changes.

     NOW, THEREFORE, the Trust is hereby amended in its entirety to read as follows:



                                   ARTICLE I

                                  Definitions
                                  -----------

     As used in this Agreement, the following terms shall have the meaning hereinafter set out:

     (a) "Administrator" shall mean the Plan Administrator.

     (b) "Board of Directors" and "Board" shall mean the board of directors of the Company or, when required by the context, the board of directors of an Employer other than the Company.

     (c) "Code" shall mean the Internal Revenue Code of 1954, as amended. Reference to a specific section of the Code shall include a reference to any successor provision.

     (d) "Company" shall mean Lamalie Associates, Inc., or its successors.

     (e) "Effective Date of this Amendment and Restatement" shall mean July 1, 1984.

     (f) "Employer" shall mean the Company or any subsidiary or related corporation or other entity that adopts the Plan with the consent of the Company.

     (g) "Investment Manager" shall mean the individual, individuals, partnership, corporation or other entity, if any, appointed by the Administrator to manage all or a portion of the assets of the Plan. Any Investment Manager shall be (1) registered as an investment advisor under the Investment Advisors Act of 1940; (2) a bank as defined in such Act; or (3) an insurance company qualified to perform the services of an investment manager under the laws of more than one state.

     (h) "Participant" shall mean any eligible employee of an Employer who has become a Participant under the Plan and, unless the context otherwise indicates, shall include any former employee of an Employer who became a Participant under the Plan and who still has an account balance under the Plan.

     (i) "Plan" shall mean the Lamalie Associates, Inc. Profit Sharing Plan, as it may be in effect from time to time.

     (j) "Plan Administrator" shall mean the Company.

     (k) "Plan Year" shall mean the 12-month period ending on June 30.

     (l) "Trust" shall mean the trust established by the Company as herein set forth.

     (m) "Trustee" shall mean the individual, individuals or corporation designated as trustee under this Agreement, or any amendment hereof.

     (n) "Trust Fund" shall mean the trust fund established under this Agreement from which the amounts of supplementary compensation provided for by the Plan are to be paid or are to be funded.

                                   ARTICLE II

                                 Name of Trust
                                 -------------

     The trust created in accordance with the terms hereof shall be known as the "LAMALIE ASSOCIATES, INC. PROFIT SHARING TRUST."

                                  ARTICLE III

                          Establishment of Trust Fund
                          ---------------------------

     The Company has previously established, pursuant to the Plan, a trust comprised of amounts previously contributed by the Company,


                                       2.

together with such other sums of money and property as shall from time to time be paid or delivered to the Trustee, the earnings and profits thereon and any assets into which such funds are converted. The Trust Fund shall be held by the Trustee in trust and dealt with in accordance with the provisions hereof. Except as otherwise permitted by law, in no event shall any part of the principal or income of the Trust Fund be used for or diverted to any purpose whatsoever other than for the exclusive benefit of the Participants and their beneficiaries.

                                   ARTICLE IV

                              Trust Administration
                              --------------------

     (a) The Trustee shall receive from each Employer the payments made as its contributions under the Plan and shall perform such duties as are specified under the Plan and in this Agreement. However, the Trustee shall have no duty or right to inquire into the amount of any contribution made by an Employer or a Participant or the method used in determining the amount of such contributions, but the Trustee shall be accountable only for funds actually received by it.

     (b) When directed in writing by the Plan Administrator, the Trustee shall:

         (1) value the Trust Fund and allocate the benefits of the Trust to the various Participants;

         (2) make transfers, payments and deliveries to or for the account of Participants or their beneficiaries; and

         (3) borrow money and pledge any Trust property for the payment of any such loan.

Nothing contained in this paragraph (b) shall prevent the Plan Administrator itself from performing the actions described in subparagraph (1).

     (c) The Trustee is authorized to:

         (1) settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from this Trust, commence or defend suits or legal or administrative proceedings and represent the Trust in all suits and legal and administrative proceedings;

         (2) employ suitable agents and counsel (who may be counsel for an Employer), and pay their reasonable expenses and compensation; and

         (3) make, execute and deliver as Trustee, with provisions for no individual responsibility, all instruments in writing necessary or appropriate for the exercise of any of its powers of administration; provided, that as a matter of convenience, when the Trustee is two


                                       3.

          or more persons, any one of such persons may exercise the powers contained in this paragraph (c) without the necessity of the other person or persons joining therein.

     (d) In allocating the benefits of the Trust to the respective Participants, the Trustee shall rely entirely on the written directions of the Plan Administrator. The Trustee shall have no dealings with the beneficiaries under this Agreement except under the direction of the Plan Administrator to make payment to them. If and when the Trustee is a corporation, all directions, papers and communications addressed to it or intended to be filed with it shall be delivered at its principle office.

     (e) The Trustee shall keep accurate and detailed accounts on all investments, receipts, disbursements and other transactions hereunder. All accounts, books and records relating to this transaction shall be open to inspection and audit at all reasonable times by any person designated by the Plan Administrator.

     (f) (1) The Company may at any time remove any Trustee acting hereunder by providing written notice to such Trustee, which removal shall take effect on the date therein specified; and any Trustee acting hereunder may at any time resign by providing the Company and the Plan Administrator with a written resignation, which resignation shall take effect on the date therein specified, but not less than thirty (30) days from the date of the giving of such notice unless the Plan Administrator shall agree to an earlier date. The Company may appoint a corporation or an individual or individuals to be successor Trustee hereunder in the place of any removed or resigned Trustee. Any notice required or permitted by this subparagraph shall be deemed given upon the mailing thereof to the appropriate person by certified or registered U.S. mail, return receipt requested, in a properly addressed envelope, postage prepaid.

     (2) After receiving notice of removal or after the effective date of resignation, the removed or resigning Trustee shall transfer, pay over and deliver the Trust Fund to the successor Trustee, or if no successor Trustee be appointed within thirty (30) days from the Trustee's receipt of notice of removal or within thirty (30) days from the effective date of the Trustee's resignation, as the case may be, the removed or resigning Trustee shall, upon the expiration of such 30-day period, transfer, pay over and deliver the Trust Fund to the Plan Administrator, without any responsibility upon the removed or resigning Trustee for any misapplication or to see to the further application or disposition of the Trust Fund by any successor Trustee or the Plan Administrator, as the case may be. Notwithstanding any such transfer, payment and delivery of the Trust Fund to any successor Trustee or to the Administrator, as the case may be, the removed or resigning Trustee may have its entire account judicially settled and it shall be entitled to the payment out of the Trust Fund of any compensation due to it up to the time of removal or resignation and of any expenses or other disbursements, whether theretofore or thereafter arising, for which the removed or resigning Trustee would be entitled to reimbursement if the Trust Fund had not been so transferred, paid over and delivered.


                                       4.

     (g)(1) Within thirty (30) days after the end of each Plan Year, and within thirty (30) days after removal or resignation, the Trustee shall furnish the Plan Administrator with a verified accounting of the Trust Fund for such Plan Year, or for the portion thereof ending with the date of such removal or resignation, which accounting shall include a record of receipts and disbursements, changes in investments and realized appreciation and depreciation for such year or period, and a statement of assets (showing both book value and fair market value) and liabilities on hand as of the end of such year or period.

           (2) Except as otherwise permitted by law, all rights of every Participant and every beneficiary of a Participant under the Plan or this Agreement with relation to the Trust Fund or that may arise against or affect the Trustee shall be enforced exclusively by the Administrator, which is hereby given the express power and authority to enforce all such rights as a representative of every Participant and beneficiary under the Plan, and in any action or proceeding with relation to the Trust Fund or brought by or against the Trustee, the Plan Administrator shall be deemed to represent every interested Participant and beneficiary.

      (h) The Trustee shall establish in writing a funding policy and method for the Plan and this Trust, which policy shall be reviewed at least once each year. All actions taken with respect to such funding policy and the reasons therefor shall be recorded in writing by the Trustee.

                                   ARTICLE V
                              Investment Managers
                              -------------------

      (a) The Plan Administrator may appoint one or more Investment Managers to manage all or part of the assets of the Plan in accordance with the provisions of Article VI; each such appointment shall specify the particular assets of the Trust Fund to be managed by such Investment Manager.

      (b) Before any such appointment becomes effective, any Investment Manager so appointed shall accept such designation in writing and, as part of such acceptance, shall acknowledge that it is a fiduciary with respect to the Plan.

      (c) The Plan Administrator may at any time remove an Investment Manager acting hereunder, and any Investment Manager acting hereunder may at any time resign, in each case in such manner as may be or may have been agreed by the Plan Administrator and the Investment Manager. The Administrator may appoint any individual, individuals, partnership, corporation or other entity to be a successor Investment Manager hereunder in the place of any removed or resigned Investment Manager.


                                       5.

                                   ARTICLE VI

                            Investment of Trust Fund

     (a) Except to the extent that a Participant designates that all or a portion of his accounts are to be held in a fixed income fund as provided in
Article X of the Plan and paragraph (f) below, the responsibility for all investment decisions with respect to the assets of the Trust shall be that of the Trustee, unless one or more Investment Managers has been appointed, in which event the responsibility for investment decisions shall be allocated between the Trustee and the Investment Managers in accordance with the written direction of the Plan Administrator, and the Trustee and each Investment Manager shall have no responsibility for each other's investment decisions.

     (b) Investment decisions made by any Investment Manager shall be communicated to the Trustee and the Plan Administrator, and shall be carried out forthwith either by the Investment Manager or its agent or by the Trustee acting upon the direction of the Investment Manager.

     (c) Subject to the other provisions of this Article VI, in carrying out their duties hereunder, each Investment Manager, if any (with respect to making and carrying out its investment decisions) and the Trustee (with respect to carrying out the decisions of an Investment Manager or, to the extent there is none, with respect to making and carrying out investment decisions) are authorized and empowered to:

         (1) sell, redeem or otherwise realize the value of any assets of the Trust Fund;

         (2) invest and reinvest all or any part of the Trust Fund, the income therefrom and the increment thereof in any common or preferred stocks, bonds, mortgages, secured or unsecured notes, secured or unsecured debentures, mutual funds, other securities, or commodities; any common trust fund operated by the Trustee (provided that as long as the Trust has any investments in a common fund available only to pension trusts and profit sharing trusts that meet the requirements of Section 401(a) of the Code, then such common trust fund shall constitute an integral part of this Trust and of the Plan); insurance and/or annuities on the lives of the Participants; or property of any kind or nature whatsoever, real, personal or mixed, including mortgaged real property, without regard to any rule of law or statute designating securities to be held for trust funds; and to hold cash uninvested (or in deposits bearing a reasonable rate of interest, in a bank or other similar institution supervised by the United States or a state, including, if applicable, the Trustee) at any time and from time to time;

         (3) without limitation on the foregoing, buy and sell listed options and/or sell covered options and repurchase the same;

         (4) vote upon any stocks, bonds or other securities of any corporation or other issuer held in the Trust, and otherwise consent



                                       6.

     to or request any action on the part of such corporation or other issuer, and give general or special proxies or powers of attorneys with or without power of substitution;

          (5) become a party to the reorganization, consolidation or merger of any corporation, and for such purposes execute any agreements or consents, or participate in or take any steps to effectuate the same, whether or not any specific plans have been formulated therefor and in connection therewith, deposit any such securities with creditors or stockholders' committees, bodies or other protective groups, and surrender or exchange any such securities for such debentures, certificates, receipts, agreements or proceeds as may be issued or paid by such committees, bodies or groups, or reorganized, consolidated or merged corporations, and generally exercise all the rights and powers, whether herein enumerated or not, as may be lawfully exercised by persons holding similar property in their own right; and

          (6) to the extent allowable by law, acquire an individual life insurance or annuity contract from a Participant on whose life the contract is issued, or from an Employer, if the Trustee pays, transfers or otherwise exchanges no more than the lesser of the cash surrender value of the contract or the value of the Participant's account balance, and such sale, transfer or exchange does not involve any contract which is subject to a mortgage or similar lien which the Plan assumes.

     (d) If under the authority of paragraph (c)(2), investment is to be made in a life insurance and/or annuity contract or contracts for the benefit of the insured, such contract or contracts shall be purchased for all Participants proportionately; and any such insurance shall be ordinary life or term insurance. At any particular time, the aggregate premiums for such insurance in the case of each Participant shall be less than one-half (1/2) of the contributions then allocated to the Accounts A and B of such Participant; and, for the purpose of making such calculation, the premiums for any term insurance purchased shall be deemed to be twice the amount of the actual premiums paid for such insurance. Dividends paid on life insurance contract or contracts of a Participant shall be allocated to the accounts of such Participant. No part of any contribution by a Participant to his Account B shall be used by the Trustee to purchase life insurance for such Participant.

     (e) The Trustee and each Investment Manager shall make, execute and deliver, as Trustee or Investment Manager, as the case may be, with provisions for no individual liability, all instruments in writing necessary for the exercise of any of the foregoing powers.

     (f) The Participants shall have the right, in accordance with the provisions of Article X of the Plan, to designate that all or a portion of their accounts be placed in a fixed income fund. The Plan Administrator shall inform the Investment Manager for such assets of any such election made by a Participant and, upon being so informed by the Plan Administrator, the Investment Manager shall invest the accounts of such Participant, to the extent so elected, in a fixed income fund. Any assets to be


                                       7.

invested in a fixed income fund shall be invested in Certificates of Deposit, variable amount notes, commercial paper, United States Treasury and Agency Bonds, Notes and Bills, repurchase agreements, savings accounts, money market funds, STIFs and comparable investments; provided, that with respect to such fund, the Trustee and Investment Manager shall have all of the powers provided in this Trust to the Trustee and Investment Manager(s), as the case may be, and the Investment Manager shall have the right to make all investment decisions as to the specific investments in the fixed income fund within the limitations described above.

                                  ARTICLE VII
               Expenses of Administration of Plan and Trust Fund

     The Company shall bear all expenses of implementing the Plan and this Trust. For its services hereunder, any corporate trustee shall be entitled to receive reasonable compensation in accordance with its rate schedule in effect from time to time for the handling of a pension trust. Any individual Trustee shall be entitled to such compensation as shall be arranged between the Company and such individual Trustee by separate instrument; provided, that no person who is already receiving full-time pay from any Employer or any Affiliate shall receive compensation from the Trust Fund (except for the reimbursement of expenses properly and actually incurred). All expenses of the administration of the Trust Fund, including the Trustee's compensation, the compensation of any Investment Manager, the expenses incurred by the Plan Administrator in discharging its duties, all income or other taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust Fund, and any interest that may be payable on money borrowed by the Trustee for the purpose of the Trust, shall be paid out of the assets of the Trust Fund unless paid or provided for by an Employer. Notwithstanding anything contained herein to the contrary, no excise tax or other liability imposed upon the Trustee, the Plan Administrator or anyone else for failure to comply with the provisions of any federal law shall be subject to payment or reimbursement from the assets of the Trust.

                                  ARTICLE VIII
                           Amendment and Termination
                           -------------------------

     (a) The Plan and this Trust may be amended or terminated by the Company in accordance with the terms of the Plan and this Trust; provided, however, no such amendment:

          (1) shall have the effect of vesting in any Employer, directly or indirectly, any interest, ownership or control in any of the present or subsequent funds held subject to the terms of this Trust;



                                       8.

          (2) shall cause or permit any property held subject to the terms of this Trust to be diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries or for the administration expenses of the Plan Administrator and this Trust;

          (3) shall reduce any vested interest of a Participant on the later of the date the amendment is adopted or the date the amendment is effective, except as permitted by law;

          (4)  shall reduce the accounts of any Participant;

          (5) shall amend any vesting schedule with respect to any Participant who has at least five (5) Years of Service at the end of the election period described below, except as permitted by law, unless each such Participant shall have the right to elect to have the vesting schedule in effect prior to such amendment apply with respect to him, such election, if any, to be made during the period beginning not later than the date the amendment is adopted and ending no earlier than sixty (60) days after the latest of the date the amendment is adopted, the amendment becomes effective or the Participant is issued written notice of the amendment by his Employer or the Plan Administrator; or

          (6) shall increase the duties or liabilities of the Trustee without its written consent.

     (b) Subject to paragraph (a), any Employer, in its sole and absolute discretion, may terminate the Plan and this Trust (with respect to all Employers if it is the Company, or with respect to itself alone if it is an Employer other than the Company), completely or partially, at any time without any liability whatsoever for such complete or partial termination.

     (c) In the event an Employer decides to terminate the Plan and this Trust, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. After payment of all expenses and proportional adjustments of individual accounts to reflect such expenses and other changes in the value of the Trust Fund as of the date of termination, each affected Participant or the beneficiary of any such Participant shall be entitled to receive, in a lump sum, any amount then credited to his accounts.

     (d) In the event an Employer decides to permanently discontinue making contributions, such decision shall be evidenced by an appropriate resolution of its Board and a certified copy of such resolution shall be delivered to the Plan Administrator and the Trustee. All of the assets in the Trust Fund belonging to the affected Participants on the date of discontinuance specified in such resolutions shall be held, administered and distributed by the Trustee in the manner provided under this Agreement.












                                       9.

                                   ARTICLE IX

                              Acceptance of Trust
                              -------------------

     The Trustee hereby accepts this trust and agrees to hold all the property now or hereafter constituting the Trust Fund hereunder, subject to all the terms and conditions of this Agreement.


                                   ARTICLE X

                                 Miscellaneous
                                 -------------

     (a) The Plan and this Trust may not be merged or consolidated with, and the assets or liabilities of the Plan and this Trust may not be transferred to, any other plan or trust unless each Participant would receive a benefit immediately after the merger, consolidation or transfer if the plan and trust then terminated that is equal to or greater than the benefit the Participant would have received immediately before the merger, consolidation or transfer if the Plan and this Trust had then terminated.

     (b) (1) Except as provided in subparagraph (2), no Participant or any beneficiary of a Participant shall have any right to assign, transfer, appropriate, encumber, commute, anticipate or otherwise alienate his interest in the Trust, or any payments to be made hereunder; no benefits, payments, rights or interests of a Participant or a beneficiary of a Participant of any kind or nature shall be in any way subject to legal process to levy upon, garnish or attach the same for payment of any claim against the Participant or beneficiary of a Participant; and no Participant or beneficiary of a Participant have any right of any kind whatsoever with respect to the Trust, or any estate or interest therein, or with respect to any other property or right, other than the right to receive such distributions as are lawfully made out of this Trust, as and when the same respectively are due and payable under the terms of this Agreement.

     (2) Notwithstanding the provisions of subparagraph (1), the Plan Administrator shall direct the Trustee to make payments pursuant to a Qualified Domestic Relations Order as defined in Section 414(p) of the Code. The Plan Administrator shall establish procedures consistent with
     Section 414(p) of the Code to determine if any order received by the Plan Administrator or any other fiduciary of the Plan is a Qualified Domestic Relations Order.

     (c) This Agreement and Declaration of Trust shall be administered, construed and enforced according to the laws of the State of Florida, except to the extent such laws have been expressly preempted by federal law.

     (d) Whenever the Company or any other Employer under the terms of this Agreement is permitted or required to do or perform any act, it shall be done and performed by the Board of Directors of the Company or

                                      10.

such other Employer and shall be evidenced by proper resolution of the Board of Directors of the Company or such other Employer.

         (e) In the event it becomes impossible for the Company, any other Employer, the Plan Administrator or the Trustee to perform any act required by this Agreement, then the Company, such other Employer, the Plan Administrator or the Trustee, as the case may be, may perform such alternative act that most nearly carries out the intent and purpose of this Agreement.

         (f) Throughout this Agreement, and whenever appropriate, the masculine gender shall be deemed to include the feminine and neuter; the singular, the plural; and vice versa.

         IN WITNESS WHEREOF, the parties have executed this Eighth Amendment and Restatement this 14th day of November 1985.

ATTEST:                                 LAMALIE ASSOCIATES, INC.

         (Corporate Seal)


                                        By:
----------------------------------         ---------------------------------
            Secretary                            Chairman of the Board

                                                                       "COMPANY"

ATTEST:                                 TEXAS COMMERCE BANK NATIONAL
                                          ASSOCIATION


                                        By:
----------------------------------         ---------------------------------

                                                                       "TRUSTEE"





                                      11.

                                NINTH AMENDMENT
                                     TO THE
                            LAMALIE ASSOCIATES, INC.
                              PROFIT SHARING TRUST


     This Ninth Amendment to the Lamalie Associates, Inc. Profit Sharing Trust is made and entered into this 16th day of March, 1987, but is effective for all purposes as provided herein, by and between Lamalie Associates, Inc., an Ohio corporation (the "Company"), and Texas Commerce Bank National Association (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company has previously adopted the Lamalie Associates, Inc. Profit Sharing Trust, which has been amended from time to time (as amended, the "Trust"); and

     WHEREAS, pursuant to Article VIII of the Trust, the Company is authorized and empowered to amend the Trust further; and

     WHEREAS, certain assets of the Company may be acquired in the future by Lamalie Associates, Inc., a Delaware corporation (the "Acquiring Corporation"), and it is intended that the Acquiring Corporation will continue to carry out the Company's business and to employ the Company's employees; and

     WHEREAS, the Company desires to amend the Trust further to make certain changes consistent with such anticipated acquisition, and to make certain other changes to comply with rules governing plan loans pursuant to requirements of the Tax Reform Act of 1986.

     NOW, THEREFORE, the Trust is hereby amended as follows:

                                       I.

     Effective as of the date of any acquisition of the Company's assets by the Acquiring Corporation, the Company shall cease to be the sponsor of the Plan and the Trust, and paragraph (d) of Article I of the Trust shall be amended to read as follows:

     (d) "Company" shall mean Lamalie Associates, Inc., a Delaware corporation, or its successors.

                                      II.

     Effective as of January 1, 1987, paragraph (b)(1) of Article X of the Trust is hereby amended by inserting the phrase "in paragraph (e) of the Plan or" immediately following the word "provided" in the first line thereof.

     IN WITNESS WHEREOF, this Ninth Amendment has been made and entered into the day first above written, effective as provided herein.

ATTEST:                             LAMALIE ASSOCIATES, INC.

(CORPORATE SEAL)


-------------------------           ------------------------
Secretary                           Chairman of the Board

                                        "COMPANY"

ATTEST:                             TEXAS COMMERCE BANK NATIONAL
                                     ASSOCIATION


                                    By: /s/ CYNTHIA L. COLES
-------------------------           --------------------------
                                            "TRUSTEE"
                                         Cynthia L. Coles
                                     Vice President and Trust
                                              Officer




                                       2.

                                TENTH AMENDMENT

                                     OF THE

                            LAMALIE ASSOCIATES, INC.

                              PROFIT SHARING TRUST



     This Tenth Amendment of the Lamalie Associates, Inc. Profit Sharing Trust is made and entered into this 15th day of May, 1987, but is effective for all purposes as of February 28, 1987, by Lamalie Associates, Inc. (the "Company") and Texas Commerce Bank National Association (the "Trustee").


                              W I T N E S S E T H:

     WHEREAS, the Company has previously adopted the Lamalie Associates, Inc. Profit Sharing Trust, which has been amended from time to time (as amended, the "Trust"), and

     WHEREAS, pursuant to Article VIII of the Trust, the Company is authorized and empowered further to amend the Trust; and

     WHEREAS, the Company deems it advisable to amend the Trust to change the Plan Year end to coincide with the Company's fiscal year end.

     NOW, THEREFORE, paragraph (k) of Article I is hereby amended to read as follows:

     (k) "Plan Year" shall mean the 12-month period ending June 30; provided, however, that the Plan Year beginning July 1, 1986, shall end on February 28, 1987, and the Plan Year beginning March 1, 1987 and all Plan Years thereafter shall be the 12-month period ending on the last day of February of each year.

     IN WITNESS WHEREOF, the Tenth Amendment has been executed this 15th day of May, 1987, but is effective for all purposes as of February 28, 1987.


ATTEST:                                         LAMALIE ASSOCIATES, INC.


    (CORPORATE SEAL)


                                                By:
---------------------------                     -------------------------
      Secretary                                        President

                                                       "COMPANY"

ATTEST:                                      TEXAS COMMERCE BANK NATIONAL
                                               ASSOCIATION

         (CORPORATE SEAL)


                                             By: /s/ Luke Provemano
-----------------------------                    ------------------------------
          Secretary                              Vice President & Trust Officer

                                                           "TRUSTEE"



                                       2.

                               ELEVENTH AMENDMENT
                                     OF THE
                            LAMALIE ASSOCIATES, INC.
                              PROFIT SHARING TRUST


     This Eleventh Amendment of the Lamalie Associates, Inc. Profit Sharing Trust is made and entered into this eleventh day June, 1992, but is effective for all purposes as of April 3, 1992, by Lamalie Associates, Inc. (the "Company") and Jack P. Wissman and Cynthia S. Jetmore (collectively, the "Trustees").


                              W I T N E S S E T H:

     The Company has previously adopted the Lamalie Associates, Inc. Profit Sharing Trust, which has been amended from time to time (as amended to date, the "Trust"); and

     WHEREAS, pursuant to Article VIII of the Trust, the Company is authorized and empowered further to amend the Trust; and

     WHEREAS, the Company deems it advisable to amend the Trust further to reflect a change in the identity of the Trustee.

     NOW, THEREFORE, the Trust is hereby amended by removing Texas Commerce Bank National Association as the Trustee and by replacing such entity with Jack
P. Wissman and Cynthia S. Jetmore. By their signatures to this Eleventh Amendment, Jack P. Wissman and Cynthia S. Jetmore hereby accept the Trust and agree to hold all the property now or hereafter constituting the Trust Fund under the Trust, subject to all the terms and conditions of the Trust.

     IN WITNESS WHEREOF, this Eleventh Amendment has been executed this eleventh day of June, 1992, but is effective for all purposes as of April 3, 1992.

ATTEST:                                      LAMALIE ASSOCIATES, INC.

     (CORPORATE SEAL)

/s/ Jack P. Wissman                           By: /s/
-----------------------------                    ------------------------------
Secretary                                        President

                                                          "COMPANY"

/s/ Rachel A. Muller                          /s/ Jack P. Wissman
-----------------------------                 ---------------------------------
                                              Jack P. Wissman


/s/ Barbara A. Erickson
-----------------------------
Witnesses as to Wissman


/s/ Rachel A. Muller                          /s/ Cynthia S. Jetmore
-----------------------------                 ---------------------------------
                                              Cynthia S. Jetmore


/s/ Barbara A. Erickson
-----------------------------
Witnesses as to Jetmore                                  "TRUSTEE"